EXHIBIT 3.10



                              ARTICLES OF AMENDMENT
                             STATUTS DE MODIFICATION


1.   The present name of the               Denomination sociale actuelle de la
     corporation is:                       compagnie:

     J-Q RESOURCES INC.


2.   The name of the corporation           Nouvelle denomination sociale de la
     is changed to (if applicable):        compagnie (s'il y a lieu):

     INTERNATIONAL PURSUIT CORPORATION


3.   Date of incorporation/                Date de la constitution
     amalgamation:                         ou de la fusion:


                                  June 30, 1936
================================================================================
                               (Day, Month, Year)
                               (jour, mois, annee)


4.   The articles of the                   Les statuts de la compagnie sont
     corporation are amended               modifies de la facon suivante:
     as follows:

     BE IT RESOLVED as a Special Resolution that the Articles of the Corporation be amended to:

     1. Change the name of the Corporation to International Pursuit Corporation or such other name as may be satisfactory to the directors of the Corporation and the Director appointed under the Business Corporations Act.

     2. Any director or officer of the Corporation be and they are hereby authorized on behalf of the Corporation to deliver Articles of Amendment to the Ministry of Consumer and Commercial Relations and to execute all documents and do all things necessary or advisable in connection with the foregoing; provided, however, that the directors of the Corporation are hereby authorized to amend or revoke the foregoing special resolution in whole or in part without further approval of the shareholders of the Corporation at any time prior to the endorsement by the Director under the Business Corporations Act of the Certificate of Amendment of Articles.


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5.   The amendment has been duly           La modification a ete dument
     authorized as required by             autorisee conformement
     Sections 167 and 169 (as              a l'article 167 et, s'il y a
     applicable) of the Business           lieu, l'article 169 de la
     Corporations Act.                     Loi sur les compagnies.


6.   The resolution authorizing            Les actionnaires ou les
     the amendment was approved            administrateurs (le cas
     by the shareholders/directors         echeant) de la compagnie ont
     (as applicable) of the                approuve la resolution
     corporation on:                       autorisant la modification:


                                  31 July, 1987
================================================================================
                               (Day, Month, Year)
                               (jour, mois, annee)


     These articles are signed             Les presents statuts sont
     in duplicate.                         signes en double exemplaire.


                                           J-Q RESOURCES INC.

                                           _____________________________________
                                                   (Name of Corporation)
                                                (Denomination sociale de le
                                                        compagnie)




                                  By/Par:   /s/  Irwin Singer
                                         ---------------------------------------
                                            (Signature)        (Description of
                                            (Signature)        Office)
                                                               (Fonction)

                                            IRWIN SINGER       PRESIDENT



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